State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 09/22/2016
FILED 09:04 AM 09/22/2016
SR 20165893152 - File Number 2176001

**CERTIFICATE OF ELIMINATION
OF THE
SERIES B CONVERTIBLE PREFERRED STOCK
OF
MABVAX THERAPEUTICS HOLDINGS, INC.**

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "**DGCL**"), it is hereby certified that:

1. The name of the Company is MabVax Therapeutics Holdings, Inc. (the "**Company**").

2. The designation of the series of shares of stock of the Company to which this certificate relates is the "Series B Convertible Preferred Stock."

3. Pursuant to Section 151 of the DGCL and authority granted in the Certificate of Incorporation of the Company (the "**Certificate of Incorporation**"), the Board of Directors of the Company previously designated 1,250,000 shares of preferred stock as Series B Convertible Preferred Stock, par value $0.01 per share (the "**Series B Preferred Stock**"), and established the voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of such series as set forth in the Amended and Restated Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the "**Series B Certificate of Designations**"), with respect to such Series B Preferred Stock, which Series B Certificate of Designations has been heretofore filed with the Secretary of State of the State of Delaware.

4. None of the authorized shares of Series B Preferred Stock are outstanding and none will be issued subject to the Series B Certificate of Designations.

5. The Board of Directors of the Company has duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that none of the authorized shares of Series B Preferred Stock are outstanding, and that none will be issued subject to the Series B Certificate of Designations;

FURTHER RESOLVED, that pursuant to the authority conferred on the Board of Directors by the provisions of Section 151 of the DGCL, the Board of Directors hereby eliminates the Series B Preferred Stock;

FURTHER RESOLVED, that the proper officers of the Company, or any one or more of them, are hereby authorized, in the name and on behalf of the Company, pursuant to Section 151(g) of the DGCL, to execute and file a Certificate of Elimination of the Series B Preferred Stock of MabVax Therapeutics Holdings, Inc. with the Secretary of State of the State of Delaware, which shall have the effect, when filed with the Secretary of State of the State of Delaware, of eliminating from the Certificate of Incorporation all matters set forth in the Series B Certificate of Designations with respect to such Series B Preferred Stock; and

FURTHER RESOLVED, that in accordance with the provisions of Section 151 of the DGCL, the Certificate of Incorporation is hereby amended to eliminate all references to the Series B Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly authorized officer this 22nd day of September, 2016.

MABVAX THERAPEUTICS HOLDINGS, INC.

By: /s/ J. David Hansen

Name: J. David Hansen

Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 09/22/2016
FILED 09:03 AM 09/22/2016
SR 20165893151 - File Number 2176001

CERTIFICATE OF ELIMINATION
OF THE
SERIES C CONVERTIBLE PREFERRED STOCK
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "**DGCL**"), it is hereby certified that:

1. The name of the Company is MabVax Therapeutics Holdings, Inc. (the "**Company**").

2. The designation of the series of shares of stock of the Company to which this certificate relates is the "Series C Convertible Preferred Stock."

3. Pursuant to Section 151 of the DGCL and authority granted in the Certificate of Incorporation of the Company (the "**Certificate of Incorporation**"), the Board of Directors of the Company previously designated 200,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.01 per share (the "**Series C Preferred Stock**"), and established the voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of such series as set forth in the Certificate of Designations, Preferences and Rights of Series C Preferred Stock (the "**Series C Certificate of Designations**"), with respect to such Series C Preferred Stock, which Series C Certificate of Designations has been heretofore filed with the Secretary of State of the State of Delaware.

4. None of the authorized shares of Series C Preferred Stock are outstanding and none will be issued subject to the Series C Certificate of Designations.

5. The Board of Directors of the Company has duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that none of the authorized shares of Series C Preferred Stock are outstanding, and that none will be issued subject to the Series C Certificate of Designations;

FURTHER RESOLVED, that pursuant to the authority conferred on the Board of Directors by the provisions of Section 151 of the DGCL, the Board of Directors hereby eliminates the Series C Preferred Stock;

FURTHER RESOLVED, that the proper officers of the Company, or any one or more of them, are hereby authorized, in the name and on behalf of the Company, pursuant to Section 151(g) of the DGCL, to execute and file a Certificate of Elimination of the Series C Preferred Stock of MabVax Therapeutics Holdings, Inc. with the Secretary of State of the State of Delaware, which shall have the effect, when filed with the Secretary of State of the State of Delaware, of eliminating from the Certificate of Incorporation all matters set forth in the Series C Certificate of Designations with respect to such Series C Preferred Stock; and

FURTHER RESOLVED, that in accordance with the provisions of Section 151 of the DGCL, the Certificate of Incorporation is hereby amended to eliminate all references to the Series C Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly authorized officer this 22nd day of September, 2016.

MABVAX THERAPEUTICS HOLDINGS, INC.

By: /s/ J. David Hansen

Name: J. David Hansen

Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 09/22/2016
FILED 09:02 AM 09/22/2016
SR 20165893150 - File Number 2176001

CERTIFICATE OF ELIMINATION
OF THE
SERIES A-1 CONVERTIBLE PREFERRED STOCK
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "**DGCL**"), it is hereby certified that:

1. The name of the Company is MabVax Therapeutics Holdings, Inc. (the "**Company**").

2. The designation of the series of shares of stock of the Company to which this certificate relates is the "Series A-1 Convertible Preferred Stock."

3. Pursuant to Section 151 of the DGCL and authority granted in the Certificate of Incorporation of the Company (the "**Certificate of Incorporation**"), the Board of Directors of the Company previously designated 2,763,000 shares of preferred stock as Series A-1 Convertible Preferred Stock, par value $0.01 per share (the "**Series A-1 Preferred Stock**"), and established the voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of such series as set forth in the Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock (the "**Series A-1 Certificate of Designations**"), with respect to such Series A-1 Preferred Stock, which Series A-1 Certificate of Designations has been heretofore filed with the Secretary of State of the State of Delaware.

4. None of the authorized shares of Series A-1 Preferred Stock are outstanding and none will be issued subject to the Series A-1 Certificate of Designations.

5. The Board of Directors of the Company has duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that none of the authorized shares of Series A-1 Preferred Stock are outstanding, and that none will be issued subject to the Series A-1 Certificate of Designations;

FURTHER RESOLVED, that pursuant to the authority conferred on the Board of Directors by the provisions of Section 151 of the DGCL, the Board of Directors hereby eliminates the Series A-1 Preferred Stock;

FURTHER RESOLVED, that the proper officers of the Company, or any one or more of them, are hereby authorized, in the name and on behalf of the Company, pursuant to Section 151(g) of the DGCL, to execute and file a Certificate of Elimination of the Series A-1 Preferred Stock of MabVax Therapeutics Holdings, Inc. with the Secretary of State of the State of Delaware, which shall have the effect, when filed with the Secretary of State of the State of Delaware, of eliminating from the Certificate of Incorporation all matters set forth in the Series A-1 Certificate of Designations with respect to such Series A-1 Preferred Stock; and

FURTHER RESOLVED, that in accordance with the provisions of Section 151 of the DGCL, the Certificate of Incorporation is hereby amended to eliminate all references to the Series A-1 Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly authorized officer this 22nd day of September, 2016.

MABVAX THERAPEUTICS HOLDINGS, INC.

By: /s/ J. David Hansen

Name: J. David Hansen

Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 09/22/2016
FILED 09:01 AM 09/22/2016
SR 20165892923 - File Number 2176001

CERTIFICATE OF CORRECTION
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "**Corporation**") is MabVax Therapeutics Holdings, Inc.

2. An Amended and Restated Certificate of Incorporation was filed on September 8, 2014 at 2:15 p.m. Eastern Standard Time (the "**Restated Certificate**").

3. The Restated Certificate requires correction as permitted by Section 103 of the Delaware General Corporation Law.

4. The Restated Certificate is hereby corrected.

5. The inaccuracy to be corrected in said instrument is as follows:

The Restated Certificate inadvertently eliminated the Certificate of Designations, Preferences and Rights for the Series A-1 Convertible Preferred Stock of the Corporation, the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Corporation and the Certificate of Designations Preferences and Rights of the Series C Convertible Preferred Stock of the Corporation attached hereto as Appendix A (collectively, the "**Certificates of Designations**").

The Restated Certificate is corrected such that the Certificates of Designations are inserted into the Restated Certificate immediately following Article VII of the Restated Certificate.

Signed this 22nd day of September, 2016

/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer and Chairman

/s/ Gregory P. Hanson
Gregory P. Hanson
Secretary

APPENDIX A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK OF MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**DGCL**"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the "**Board**") by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,763,000 shares of Series A-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 2,763,000 shares of Series A-1 Convertible Preferred Stock (the "**Series A-1 Preferred Stock**"), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and amount. The class of preferred stock hereby classified shall be designated the "Series A-1 Preferred Stock". The initial number of authorized shares of the series A-1 preferred stock shall be 2,763,000, which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series A Preferred Stock shall have a par value of $0.01.

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $0.01 per share, of the Corporation ("**Common Stock**") and any other capital stock of the Corporation other than the shares of Series B Convertible Preferred Stock (the "**Series B Preferred Stock**"), par value $0,01 per share, which shall rank *pari passu* with the Series A-1 Preferred Stock, in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-1 Preferred Stock shall rank *pari passu* with the other Series A Preferred Stock and the Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of common stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series A Preferred Stock and Series B Preferred Stock.

3. Dividend provisions.

(a) From and after February 12, 2014 (the "**Issuance Date**"), the holders of Series A Preferred Stock (each, a "**Holder**" and collectively, the "**Holders**") shall be entitled to receive dividends ("**Dividends**") per share of Series A Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the "**Dividend Rate**") on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series A Preferred Stock) before any dividends shall be declared, set apart for or paid upon the

Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "**Junior Stock**") in any year. Dividends on the shares of Series A Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event (any Dividends so paid in cash "**Cash Dividends**"); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series A Preferred Stock as of such Dividend Date (as defined below) (the "**Capitalized Dividends**"), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a "**Dividend Date**"). The Corporation shall deliver a written notice to each Holder of Series A Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be a Capitalized Dividend. Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid in cash upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any *pari passu* Stock (as defined in Section 7(c)(i)) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder provides written notice to the Corporation that its right thereto would not result in such Holder

and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as "**Senior Preferred Stock**") upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a *pari passu* basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each Holder, treating for the purpose thereof all of the shares of Series A Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage).

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any liquidation pursuant to this Section 4 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 4 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

5. Fundamental transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations

of the Corporation under this certificate of designations and the other transaction documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this certificate of designations including, without limitation, having a stated value and dividends rate equal to the stated value and dividend rate of the Series A Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its parent entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Corporation" under this certificate of designations (so that from and after the date of such Fundamental Transaction, each and every provision of this certificate of designations referring to the "Corporation" shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this certificate of designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this certificate of designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of common stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the maximum percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this certificate of designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the maximum. Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other attribution parties exceeding the maximum percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other attribution parties exceeding the maximum percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In

addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of common stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of common stock (a "**Corporate Event**"), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such corporate event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder's shares of Series A Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of common stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder's shares of Series A Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the common stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of common stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of common stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder's shares of Series A Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the maximum percentage) (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other attribution parties exceeding the maximum percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other attribution parties exceeding the maximum percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

6. Intentionally omitted.

7. Voting rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of

Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors. On the Effective Date, pursuant to the terms of the Merger Agreement, Jim J. Antonopoulos (the "**Primary Series A Director**") and Jeffrey V. Ravetch (the "**Secondary Series A Director**" and collectively, the "**Series A Directors**") have been elected to the board of directors of the Corporation. Each of the Series A Directors shall serve for a term of not less than three (3) years from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that a Series A Director may be removed by the majority of the board of directors for Cause.

(c) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as "**Pari Passu Stock**") in rank to the Series A Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(ii) (A) reclassify, alter or amend any existing security of the Corporation that is *pari passu* with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or *pari passu* with the Series A Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series A Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

(v) after the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or

not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, or (B) the payment of any dividends or distributions on any share of Series A Preferred Stock pursuant to its terms);

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (h) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws so as to affect adversely the Series A Preferred Stock (including, without limitation, any amendment of the Corporation's Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series A Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series A Preferred Stock);

(ix) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock);

(x) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xi) effect any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

(xii) enter into any agreement or contract that specifically by its terms restricts the Corporation's ability to pay dividends on, or redeem securities of the Corporation; or

(xiii) agree to do any of the above items.

(d) Actions Requiring Vote of a Series A Director. For so long as the Primary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Primary Series A Director; provided that if the Primary Series A Director no longer serves as a director of the Corporation, for so long as the Secondary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Secondary Series A Director:

(i) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(ii) sell or otherwise dispose of assets with a fair value in excess of $1,000,000;

(iii) hire or fire of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(iv) approve a yearly budget covering any operations prior to the one (1) year anniversary of the Effective Date (the "**Approved Yearly Budget**");

(v) pledge or otherwise allow the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(vi) adopt or make any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan or issue any shares of Common Stock or Common Stock Equivalents in violation of any Approved Stock Plan;

(vii) license or transfer any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation's use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

(viii) loan or advance to, or acquire of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ix) loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(x) guarantee any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xi) invest other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xii) incur aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xiii) sale, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(xiv) create any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xv) enter into any real estate lease or acquisition;

(xvi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xvii) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation's business;

(xviii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(xix) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation's officers and directors for services rendered to the Corporation;

(xx) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial

Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, increase the aggregate annual compensation paid by the Corporation to the Corporation's employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxi) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series A Preferred Stock; or

(xxii) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the "**Conversion Rate**"):

$$\frac{\text{Conversion Amount}}{\text{Conversion Price}}$$

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a "**Conversion Date**"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the "**Conversion Notice**") to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the "**Transfer Agent**") (if the Corporation does not have a registered transfer agent, references hereto to the "Transfer Agent" shall be deemed to the references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the "**Preferred Stock Certificates**").

(ii) Corporation's Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any

event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the "**Share Delivery Date**"), (1) provided the Transfer Agent is participating in the Depository Trust Company ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the "**Preferred Stock Delivery Date**") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation's Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation's receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series A Preferred Stock (a "**Conversion Failure**"), then in addition to all other available remedies which such Holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery

Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series A Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a "**Buy-In**"), then the Corporation shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "**Buy-In Price**"), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice: Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are

being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

> ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OFSERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (an "**Automatic Conversion**"), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(h)(ii). Upon affirmative

election of the Required Holders, all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such Automatic Conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such Holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Bolder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder arid any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum

Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Patties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the "**Required Reserve Amount**"). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock

equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any "big four" international accounting firm. The Corporation shall cause, at the Corporation's expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than live (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or

delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-dilution provisions. The conversion price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Merger Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in connection with any Excluded Securities) for a consideration per share (the "**New Issuance Price**") less than a price (the "**Applicable Price**") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Merger Date are increased or decreased in the manner described in the immediately- preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock,

Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Merger Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Merger Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series

A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other rights of holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such l imitation).

(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series A Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a "**Tax Withholding**"), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made (e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such 'faxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law. and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series A Preferred Stock ("**Other Taxes**"). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series A Preferred Stock and all other amounts payable hereunder.

12. Status of converted stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or stolen certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into common stock.

14. Remedies, characterizations, other obligations, breaches and injunctive relief. The remedies provided in this certificate of designations shall be cumulative and in addition to all other remedies available under this certificate of designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock's right to pursue actual damages for any failure by the Corporation to comply with the terms of this certificate of designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Notice. Whenever notice or other communication is required to be given under this certificate of designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or indulgence not waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without

the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series A Preferred Stock register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

19. Stockholder matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this certificate of designations or otherwise with respect to the issuance of the Series A Preferred Stock or the common stock issuable upon conversion thereof may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable Sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General provisions; amendment and waivers. In addition to the above provisions with respect to Series A-1 Preferred Stock, such Series A-1 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the certificate of incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this certificate of designation shall control. Unless otherwise required by law, any and all provisions of this certificate of designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this certificate of incorporation made in conformity with the provisions of this Section 20 shall be binding on all holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the holders.

21. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this certificate of designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its subsidiaries, the Corporation shall within two (2) business days after any such receipt or delivery publicly disclose such material, nonpublic information on a current report on form 8-k or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its subsidiaries.

22. Certain definitions. For purposes of this certificate of designations, the following definitions shall apply:

(a) **"Affiliate"** has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) **"Approved Stock Plan"** means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation's securities may be issued to any employee, advisor, officer or director for services provided to the Corporation.

(c) **"Attribution Parties"** means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) **"Bloomberg"** means Bloomberg Financial Markets.

(e) **"Business Day"** means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) **"Calendar Year"** means each of; the period beginning on and including January 1 and ending on and including December 31.

(g) **"Cause"** means a Series A Director is convicted of a felony by a court of competent jurisdiction, a Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(h) **Intentionally Omitted.**

(i) **"Closing Sale Price"** means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required

Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or ether similar transaction during the applicable calculation period.

(j) "**Common Stock Equivalents**" means, collectively, Options and Convertible Securities.

(k) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) "**Conversion Amount**" means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(m) "**Conversion Price**" means $0.377081186, subject to adjustment as provided herein.

(n) "**Convertible Securities**" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) "**Effective Date**" means July 7, 2014.

(p) "**Eligible Market**" means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTCQX marketplace or the OTCQB marketplace.

(q) "**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

(r) "**Excluded Securities**" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Merger Date, (iii) upon conversion of the Series A Preferred Stock; provided, that the terms of the Series A Preferred Stock are not amended, modified or changed on or after the Merger Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Merger Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Merger Date.

(s) "**Fundamental Transaction**" means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its

"significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" {as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) "**GAAP**" means United States generally accepted accounting principles, consistently applied.

(u) "**Group**" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v) "**Indebtedness**" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(w) "**Lead Investors**" means Hudson Bay IP Opportunities Master Fund LP.

(x) "**Liquidation Event**" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(y) "**MabVax**" means the Corporation's wholly owned subsidiary, MabVax Therapeutics, Inc., a Delaware corporation.

(z) "**Option Value**" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used

in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) "**Options**" means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(bb) "**Merger Agreement**" means that certain Agreement and Plan of Merger dated as of May 12, 2014 by and among MabVax, Tacoma Acquisition Corp., a Delaware corporation ("**Tacoma Corp.**") and the Corporation and as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated June 30, 2014, by and among the Corporation, MabVax and Tacoma Corp. and that certain Amendment No. 2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among the Corporation, MabVax and Tacoma Corp.

(cc) "**Merger Date**" means the date on which the transactions contemplated by the Merger Agreement have been consummated.

(dd) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ee) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff) "**Principal Market**" means the Eligible Market that is the principal securities exchange market for the Common Stock.

(gg) "**Required Holders**" means the holders of a majority of the outstanding shares of Series A Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder,

(hh) "**Securities Purchase Agreement**" means that certain securities purchase agreement by and among MabVax and the initial Holders, dated as of the Subscription Date, as assumed by the Corporation, and as such agreement further may be amended from time to time as provided in such agreement.

(ii) "**Series A Preferred Stock**" means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and ally other class of preferred stock with substantial similar terms to the terms set forth in this Certificate of Designations issued by the Corporation after the date hereof that will be designated by the Lead Investor as Series A

Convertible Preferred Stock for the purpose of this definition as used in this Certificate of Designations and any of the other Transaction Documents.

(jj) "**Stated Value**" means per share of Series A-1 Preferred Stock the sum of (i) $1.676708 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Merger Date and (ii) any Capitalized Dividends with respect to such share of Series A-1 Preferred Stock.

(kk) "**Subject Entity**" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ll) "**Subscription Date**" means February 12, 2014.

(mm) "**Subsequent Placement**" means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

(nn) "**Subsidiary**" means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(oo) "**Successor Entity**" means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(pp) "**Trading Day**" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qq) "**Transaction Documents**" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(rr) "**Warrants**" shall mean the Warrants issued by the Corporation pursuant to the Merger Agreement.

(ss) "**Weighted Average Price**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term "Weighted Average Price" being substituted for the term "Conversion Rate." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

MabVax Therapeutics Holdings, Inc. (the "**Company**"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**DGCL**"), hereby certifies that the following resolutions were adopted by: (A) the Board of Directors of the Company (the "**Board**") on July 7, 2014 and on May 7, 2014 pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law; and (B) in excess of a majority of the issued and outstanding shares of Series B Convertible Preferred Stock, including Bio IP Ventures, LLC, pursuant to the authority of the stockholders and approval of the stockholders as required by Section 242 of the Delaware General Corporation Law.

RESOLVED, that the Corporation is authorized to issue 1,250,000 shares of Series B Convertible Preferred Stock (the "**Series B Preferred Shares**"), par value $0.01 per share, and hereby fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

(1) Dividends.

(a) Cumulative Dividends. From and after the first date of issuance of any Series B Preferred Shares (the "**Issuance Date**"), the holders of Series B Preferred Shares (each, a "**Holder**" and collectively, the "**Holders**") shall be entitled to receive dividends ("**Dividends**") per Series B Preferred Share whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the "**Dividend Rate**") on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such Series B Preferred Share) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series B Preferred Shares (such stock being referred to hereinafter collectively as "**Junior Stock**"). Dividends on the Series B Preferred Shares shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (a) in cash when, as and if declared by the Board, in arrears for each Calendar Quarter on the first (1st) Business Day of each succeeding Calendar Quarter and upon a Liquidation Event (any Dividends so paid in cash "**Cash Dividends**"): provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of any accrued and unpaid Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series B Preferred Share as of such Dividend Date (as defined below) (the "**Capitalized Dividends**"), and (b) on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a "**Dividend Date**"). The Company shall deliver a written notice to each Holder of Series B Preferred Shares no later than ten (10) Business Days prior to the applicable Dividend Date if the Dividend is to be paid as a Cash

Dividend. Otherwise, the Dividend shall be required to be a Capitalized Dividend. Dividends on the Series B Preferred Shares shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid in cash upon the Series B Preferred Shares, unpaid Dividends shall accumulate as against the holders of the Junior Stock.

(b) Dividends on Common Stock. In addition to the Dividends referred to in Section 1(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. The Company shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock (as defined in Section 2(a)) unless the holders of Series B Preferred Shares then outstanding shall simultaneously receive a dividend on a pro rata basis as if the Series B Preferred Shares had been converted into shares of Common Stock pursuant to Section 3 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 1 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 1 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(2) Liquidation.

(a) Preferential Payment to Holders of Series B Preferred Shares. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "**Liquidation Funds**"), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series B Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series B Preferred Shares as to payments of Liquidation Funds (such stock being referred to hereinafter collectively as the "**Pari Passu Stock**"), if any, then each Holder

and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Series B Preferred Shares and Pari Passu Shares.

(b) Distribution of Remaining Assets. After the distributions set forth in Section 2(a), the Holders shall be entitled, on a *pari passu* basis with the holders of Common Stock and treating for the purpose thereof all of the Series B Preferred Shares as having been converted into Common Stock pursuant to Section 3 (without regard to any limitations on conversion), to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this section. All the preferential amounts to be paid to the Holders under this section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Series B Preferred Shares in connection with a Liquidation Event as to which this section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any liquidation pursuant to this Section 2 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 2 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(3) Conversion of Series B Preferred Shares. On or after the issuance date, Series B Preferred Shares shall be convertible into shares of common stock, on the terms and conditions set forth in this Section 3.

(a) Holder's Conversion Right. Subject to the provisions of Section 9, at any time or times on or after the Issuance Date, any Holder shall be entitled to convert any whole number of Series B Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below).

(b) Conversion. The number of shares of Common Stock issuable upon conversion of each Series B Preferred Share pursuant to Section 3(a) shall be determined according to the following formula (the "**Conversion Rate**"):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series B Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(c) Mechanics of Conversion. The conversion of Series B Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series B Preferred Shares into shares of Common Stock on any date (a "**Conversion Date**"), such Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series B Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "**Conversion Notice**") to the Company and the Company's designated transfer agent (the "**Transfer Agent**") and (B) if required by Section 3(c)(vi), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Series B Preferred Shares being converted (or compliance with the procedures set forth in Section 15) (the "**Series B Preferred Stock Certificates**").

(ii) Company's Response. Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "**Share Delivery Date**"), (1) provided the Transfer Agent is participating in The Depository Trust Company ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series B Preferred Shares represented by the Series B Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 3(c)(vi), is greater than the number of Series B Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Series B Preferred Stock Certificate(s) (the "**Series B Preferred Stock Delivery Date**") and at its own expense, issue and deliver to such Holder a new Series B Preferred Stock Certificate representing the number of Series B Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to such Holder's

account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to such Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to such Holder via facsimile or electronic mail within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to such Holder, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile or electronic mail (A) the disputed determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price, as applicable, to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Company's Failure to Timely Convert.

(A) Cash Damages. If (x) the Company shall fail on or prior to the Share Delivery Date to credit a Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, or issue and deliver a certificate to such Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series B Preferred Shares or (y) within three (3) Trading Days of the Company's receipt of a Series B Preferred Stock Certificate the Company shall fail to issue and deliver a new Series B Preferred Stock Certificate representing the number of Series B Preferred Shares to which such Holder is entitled pursuant to Section 3(c)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Series B Preferred Stock Delivery Date that such Series B Preferred Stock Certificate is not delivered in an amount equal to one percent (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to such

Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and the terms of this Certificate of Designations, in the event the Company has failed to deliver a new Series B Preferred Stock Certificate to such Holder on or prior to the Series B Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares represented by such Series B Preferred Stock Certificate as of the Series B Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Series B Preferred Stock Delivery Date, in the case of failure to deliver a Series B Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 3(c)(iv)(A) within five (5) Trading Days of the date incurred, then such Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by such Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date the Company shall fail to issue and deliver a certificate to a Holder if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit such Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series B Preferred Shares or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (ii) below, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a "**Buy-In**"), then the Company shall, within three (3) Trading Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "**Buy-In Price**"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at

law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Preferred Shares as required pursuant to the terms hereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any cash payments under this Section 3(c)(iv) (A) with respect to any Conversion Notices delivered prior to the consummation of the Merger.

(B) Void Conversion Notice: Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Series B Preferred Shares, then such Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Series B Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(c)(iv)(A) or otherwise. Thereafter, the Conversion Price of any Series B Preferred Shares returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Series B Preferred Shares, the Company shall convert from each Holder electing to have Series B Preferred Shares converted at such time a pro rata amount of such Holder's Series B Preferred Shares submitted for conversion based on the number of Series B Preferred Shares submitted for conversion on such date by such Holder relative to the number of Series B Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series B Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 3(c) (iii).

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series B Preferred Shares in accordance with the terms hereof, such Holder thereof shall not be required to physically surrender the certificate representing the Series B Preferred Shares to the Company unless (A) the full or remaining number of Series B Preferred Shares represented by the certificate are being converted, in which case the applicable Holder shall physically surrender its Series B Preferred Shares to the Company promptly

following such exchange in full or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B Preferred Shares upon physical surrender of any Series B Preferred Shares. Such Holder and the Company shall maintain records showing the number of Series B Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Series B Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Series B Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series B Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series B Preferred Shares unless such Holder first physically surrenders the certificate representing the Series B Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Series B Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B Preferred Shares, the number of Series B Preferred Shares represented by such certificate may be less than the number of Series B Preferred Shares stated on the face thereof. Each certificate for Series B Preferred Shares shall bear the following legend:

> ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c)(vi) THEREOF. THE NUMBER OF SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SERIES B PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(d) Adjustments to Fixed Conversion Price. The Fixed Conversion Price will be subject to adjustment from time to time as provided in this Section 3(d).

(i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 3(d)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities) for a consideration per share (the "**New Issuance Price**") less than a price (the "**Applicable Price**") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale (a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Fixed Conversion Price under this Section 3(d)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(d)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(d)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is

made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 3(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(d)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of

such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) No Readjustments. For the avoidance of doubt, in the event the Fixed Conversion Price has been adjusted pursuant to this Section 3(d) and the Dilutive Issuance that triggered such adjustment is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Fixed Conversion Price be readjusted to the Fixed Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 3(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 3(d).

(iv) Voluntary Adjustment By Company. The Company may at any time reduce the then current Fixed Conversion Price to any amount and for any period of time as approved by a majority of the Board.

(e) Notices.

(i) Immediately upon any adjustment of the Conversion Price pursuant to Section 3(d), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 3(c) (iii).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) At least ten (10) Business Days prior to the date on which any Fundamental Transaction (other than the Merger) or Liquidation Event will take place prior to the consummation of the Merger, the Company shall deliver to each Holder a written notice (the "**Pre-Notice**"), which Pre-Notice shall ask such Holder if it wants to receive any material, nonpublic information of the Company. For the avoidance of doubt, such Pre- Notice shall not contain any material, non-public information. If any Holder consents in writing to receive material, nonpublic information of the Company, the Company shall promptly, but no later than one (1) Business Day after such consent, deliver a written notice describing such Fundamental Transaction or Liquidation Event to such Holder and the Company shall not, and, notwithstanding the provisions of Section 23, shall not be required to, make such information known to the public. After the consummation of the Merger, the Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place provided that such information shall be made known to the public no later than two (2) Business Days following such notice being provided to such Holder.

(4) Change of control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a change of control, but not prior to the public announcement of such change of control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the holders (a "**Change of Control Notice**") setting

forth a description of such transaction in reasonable detail. At any time during the period beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) trading days after the consummation of such change of control, such holder may require the Company to redeem (a "**Change of Control Redemption**") all or any portion of such holder's Series B Preferred Shares by delivering written notice thereof ("**Change of Control Redemption Notice**") to the Company, which Change of Control Redemption Notice shall indicate the conversion amount such holder is electing to redeem. Any Series B Preferred Shares subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to the greater of (i) 125% of the conversion amount being redeemed and (ii) the product of (a) the conversion amount being redeemed and (b) the quotient determined by dividing (i) the greatest closing sale price of the common stock during the period commencing on the trading day immediately preceding the earlier to occur of (x) the consummation of the change of control and (y) the public announcement of such proposed change of control and ending on the date such holder delivers the Change of Control Redemption Notice, by (2) the lowest conversion price in effect during such period (the "**Change of Control Redemption Price**"). The company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such change of control if such a Change of Control Redemption Notice is received prior to the consummation of such change of control and within five (5) trading days after the Company's receipt of such notice if such a Change of Control Redemption Notice is received after the consummation of such change of control (the "**Change of Control Redemption Date**"). To the extent redemptions required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the conversion amount submitted for redemption under this Section 4 may be converted, in whole or in part, by such holder into shares of common stock, or in the event the conversion date is after the consummation of the change of control, shares or equity interests of the Successor Entity substantially equivalent to the Company's common stock pursuant to Section 3(c). The parties hereto agree that in the event of the Company's redemption of any portion of the Series B Preferred Shares under this Section 4, such holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such holder. Accordingly, any redemption premium due under this Section 4 is intended by the parties to be, and shall be deemed, a reasonable estimate of such holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then such holder shall have the right to void the redemption pursuant to Section 5(a).

(5) Redemptions.

(a) Void Redemption. In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Series B Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the

Company via facsimile or electronic mail (the "**Void Optional Redemption Notice**"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Series B Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Series B Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Series B Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(b) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 3(e)(iii) above with the term "**Redemption Price**" being substituted for the term "**Conversion Rate**". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Certificate of Designations of less than all of the Series B Preferred Shares represented by a particular Series B Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such Series B Preferred Shares a Series B Preferred Stock Certificate representing the remaining Series B Preferred Shares which have not been redeemed, if necessary.

(c) Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the Redemption Price for each Series B Preferred Share to be redeemed, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price. (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible number of Series B Preferred Shares that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of Series B Preferred Shares then held by each such Holder on the applicable Redemption Date and (iii) following the applicable Date, at any time and from time to time when additional assets of the Company become Company to redeem the remaining Series B Preferred Shares, the Company shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such Series B Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on Series B Preferred Shares that have not been redeemed shall continue to accrue until such time as the Company redeems such Series B Preferred Shares.

(6) Redemption by the Company. Other than as specifically permitted by this certificate of designations, the Company may not redeem any of the outstanding Series B Preferred Shares.

(7) Other rights of holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under

this Certificate of Designations and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 7 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (such approval not to be unreasonably withheld or delayed), including agreements to deliver to each Holder of Series B Preferred Shares in exchange for such Series B Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series B Preferred Shares held by such Holder and having similar ranking to the Series B Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to such Holder confirmation that there shall be issued upon conversion of the Series B Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series B Preferred Shares prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Preferred Shares), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which such Holder would have been entitled to receive had such Holder converted the Series B Preferred Shares in full (without regard to any limitations on conversion) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, if so elected by a Holder on or prior to the occurrence or consummation of such Corporate Event, such Holder

will have the right to receive upon surrender of such Holder's Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 1(b) and 7(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion) (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of Series B Preferred Shares.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"). then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent

Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(8) Reservation of shares.

(a) The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Series B Preferred Shares equal to 300% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to the Conversion Amount of each such Series B Preferred Share as of the Issuance Date. The Company shall, so long as any of the Series B Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Series B Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series B Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares of Common Stock for which the Series B Preferred Shares are at any time convertible (without regard to any limitations or restrictions on conversions) (the "**Required Reserve Amount**"). The initial number of shares of Common Stock reserved for conversions of the Series B Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Series B Preferred Shares held by each Holder at the time of issuance of the Series B Preferred Shares or increase in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series B Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any' shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Preferred Shares (other than pursuant to a transfer of Series B Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Preferred Shares, pro rata based on the number of Series B Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Series B Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Series B Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, the Company is

able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(9) Limitations on conversion.

(i) Beneficial Ownership Limitation on Conversions. The Company shall not effect the conversion of any portion of the Series B Preferred Shares, and no Holder shall have the right to convert any portion of the Series B Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's Affiliates) would have acquired, through conversion of Series B Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series B Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series B Preferred Shares) beneficially owned by such Holder or any of its other Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this section. For purposes of this Section 9(i) beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock, a Holder may acquire upon the conversion of the Series B Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series B Preferred Shares, by such Holder and any of its other Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series B Preferred Shares that is not an Attribution Party. For purposes of

clarity, the shares of Common Stock underlying the Series B Preferred Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. Holder providing such written notice and not to any other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 9(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of Series B Preferred Shares, and the Holders of Series B Preferred Shares shall not have the right to receive upon conversion of Series B Preferred Shares any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of Series B Preferred Shares or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the "**Exchange Cap**"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company' that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Holder of Series B Preferred Shares shall be issued in the aggregate, upon conversion or payment, as applicable, of Series B Preferred Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Series B Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate number of all Series B Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each such Holder, the "**Exchange Cap Allocation**"). In the event that any Holder shall sell or otherwise transfer any of such Holder's Series B Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder's Series B Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Series B Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Shares then held by each such Holder. In the event that the Company is prohibited from issuing any shares of Common Stock for which a Conversion Notice has been received following the earlier of the consummation or termination of the Merger (other than during the 100 day period immediately following the termination of the Merger) as a result of the operation of this Section 9(ii), the Company shall pay cash in exchange for cancellation of such Series B Preferred Shares, at a price per share of Common Stock equal to the difference between the Weighted Average Price and the Conversion Price as of the date of such attempted conversion.

(10) Voting rights. Each holder shall be entitled to the whole number of votes equal to the number of shares of common stock into which such holder's Series B Preferred Shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the conversion price in effect as of the record date, such votes shall be calculated based on the higher of (i) the then existing conversion price and (ii) $1.26 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction from and after the subscription date), and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. Each holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of common stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of common stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the holders, in which case the holders only shall vote as a separate class.

(11) Covenants.

(a) Prior to the consummation of the Merger (other than during the Wind Down (as defined below)), the Company shall maintain at least $1,100,000 in cash that is unrestricted at all times (the "**Required Minimum Cash Amount**"); provided, however, that any accounts payable owed by the Company that are greater than sixty (60) days past due or ninety (90) days past the invoice date shall increase the Required Minimum Cash Amount on a dollar for dollar basis. In the event the Company is no longer pursuing the Merger in good faith or the Merger Agreement has been terminated, the Company may, with the requisite approval of its Board of Directors and without obtaining the consent of the Required Holders, promptly discontinue all operations and promptly proceed with an orderly winding down of the Company (the period during which the Company discontinues all operations and proceeds with an orderly winding down of the Company, the "**Wind Down**"), including, without limitation, seeking any required stockholder approval therefor. Notwithstanding the foregoing, the Company shall be permitted to use cash up to, but not exceeding, the amount of the Required Minimum Cash Amount to wind down its operations pursuant to the immediately preceding sentence. In the event the Company consummates the Merger, the cash in the amount of the Required Minimum Cash Amount and any other proceeds from this issuance of the Preferred Stock not spent to consummate the Merger shall be used for working capital purposes but not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries' Capital Stock.

(b) Prior to the consummation or termination of the Merger, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any Indebtedness, other than trade payables necessary to consummate the Merger.

(c) Prior to the consummation or termination of the Merger, the Company shall not enter into, or be a party to, a Fundamental Transaction.

(d) Prior to the consummation or termination of the Merger, the Company shall not (i) grant, issue or sell any Purchase Rights, (ii) declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or (iii) repay any outstanding Indebtedness of the Company or any of its Subsidiaries.

(e) Prior to the consummation or termination of the Merger, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or be party to any solicitations, negotiations or discussions with regard to the foregoing.

(12) Ranking. All shares of common stock shall be of junior rank to all Series B Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the Required Holders and except as provided in the merger agreement as in effect on the subscription date, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments upon a liquidation event. The company shall be permitted to issue preferred stock that is junior in rank to the Series B Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, including without limitation, the merger, the Series B Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that, other than as provided in the merger agreement as in effect on the subscription date, the Series B Preferred Shares may not be *pari passu* with, or junior to, any capital stock of the Successor Entity) and no merger shall result inconsistent therewith. For the avoidance of doubt, the Series B Preferred Shares shall rank *pari passu* with the shares of Series A Convertible Preferred Stock, par value $0.001 per share to be assumed by the Company upon the consummation of the merger, as contemplated by the merger agreement as in effect on the subscription date.

(13) Taxes.

(a) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Series B Preferred Shares and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a "**Tax Withholding**"), unless a Tax Withholding is required by law. If the Company is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Company, the amount of the payment due from the Company will be increased to (or if no payment by the Company would otherwise be made (e.g., in the case of Capitalized Dividends), the Company will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 13) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Company is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Company hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Company and such Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Company will pay to such Holder the gross-up or indemnity amounts provided for in this Section 13. As soon as practicable after making a Tax Withholding or a payment required in connection with a Tax Withholding, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Company agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series B Preferred Shares ("**Other Taxes**"). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Company under this Section 13 shall survive the payment for the Series B Preferred Shares and all other amounts payable hereunder.

(14) <u>Vote to change the terms of or issue Series B Preferred Shares</u>. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the certificate of incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Shares, regardless of whether any such action shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series B Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series B Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of common stock (other than

pursuant to equity incentive agreements with employees or directors giving the Company the right to repurchase shares upon the termination of services at cost); (e) pay dividends or make any other distribution on the common stock or other junior stock; (f) increase the amount of any securities issuable pursuant to any approved stock plan; (g) amend or waive any provision of the certificate of designations with respect to the Series B Preferred Shares, (h) whether or not prohibited by the terms of the Series B Preferred Shares, circumvent a right of the Series B Preferred Shares or (i) take any other action or agree to take any action with respect to the Company's certificate of incorporation or bylaws that adversely and materially affects the terms or rights of the holders of the Series B Preferred Shares other than actions in the ordinary course of business. Any Series B Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

(15) Lost or stolen certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Series B preferred stock certificates representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by such holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Series B preferred stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if such holder contemporaneously requests the Company to convert such Series B Preferred Shares into common stock.

(16) Remedies, characterizations, other obligations, breaches and injunctive relief. The remedies provided in this certificate of designations shall be cumulative and in addition to all other remedies available under this certificate of designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this certificate of designations. The company covenants to each holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by such holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders and that the remedy at law for any such breach may be inadequate. The company therefore agrees that, in the event of any such breach or threatened breach, the holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17) Construction. This certificate of designations shall be deemed to be jointly drafted by the Company and all buyers (as defined in the securities purchase agreement) and shall not be construed against any person as the drafter hereof.

(18) Failure or indulgence not waiver. No failure or delay on the part of a holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall

any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(19) Notice. Whenever notice or other communication is required to be given under this certificate of designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the securities purchase agreement (provided that if the Series B Preferred Shares are not held by a buyer then substituting the words "holder of securities" for the word "buyer).

(20) Transfer of Series B Preferred Shares. A holder may assign some or all of the Series B Preferred Shares and the accompanying rights hereunder held by such holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

(21) Series B Preferred Share Register. The company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holders), a register for the Series B Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Series B Preferred Shares have been issued, as well as the name and address of each transferee. The company may treat the person in whose name any Series B Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(22) Stockholder matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the principal market, the DGCL, this certificate of designations or otherwise with respect to the issuance of the Series B Preferred Shares or the common stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the principal market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(23) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this certificate of designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its subsidiaries, the Company shall within two (2) business day after any such receipt or delivery publicly disclose such material, nonpublic information on a current report on form 8-k or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company shall so indicate to the holders contemporaneously with delivery of such notice, and in the absence of any such indication, the holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

(24) Certain definitions. For purposes of this certificate of designations, the following terms shall have the following meanings:

(a) "**Adjustment Date**" means the date that is the earlier of (1) date that some or all of the Registrable Securities (as defined in the Registration Rights Agreement) have become registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) and (2) the date that is six (6) months immediately following the Closing Date.

(b) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control' of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, none of the Holders shall be considered to be Affiliates of MabVax Therapeutics, Inc.

(c) "**Approved Stock Plan**" means any employee benefit plan which has been approved by the Board, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(d) "**Attribution Parties**" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by such Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with such Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(e) "**Bloomberg**" means Bloomberg Financial Markets.

(f) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) "**Calendar Quarter**" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(h) "**Capital Stock**" means: (A) in the case of a corporation, corporate stock: (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(i) "**Certificate of Designations**" means this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company.

(j) "**Change of Control**" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (C) the Merger.

(k) "**Closing Bid Price**" and "**Closing Sale Price**" mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(c)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(l) "**Closing Date**" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(m) "**Common Stock**" means (i) the Company's common stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(n) "**Common Stock Equivalents**" means, collectively, Options and Convertible Securities.

(o) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(p) "**Conversion Amount**" means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(q) "**Conversion Measuring Period**" means the twenty (20) Trading Days immediately preceding the applicable Conversion Date or other date of determination; provided that the Holder may specify in its Conversion Notice that the Conversion Date shall be included as the last day of the Conversion Measuring Period.

(r) "**Conversion Price**" means, as of any Conversion Date or other date of determination, (x) prior to the Adjustment Date, $2.00, subject to adjustment as provided herein (the price set forth in this clause (x), the "**Fixed Conversion Price**") and (y) on or after the Adjustment Date, the lower of (i) the Fixed Conversion Price and (ii) ninety percent (90%) of the arithmetic average of the ten (10) lowest Weighted Average Prices of the Common Stock during the Conversion Measuring Period. For the avoidance of doubt, all such Weighted Average Prices shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable Conversion Measuring Period.

(s) "**Convertible Securities**" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(t) "**Eligible Market**" means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market, the OTCQX marketplace and the OTCQB marketplace.

(u) "**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

(v) "**Excluded Securities**" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 3(d) hereof by the Company: (A) under any Approved Stock Plan, (B) in respect of a conversion or redemption of the Series B Preferred Shares in accordance herewith; (C) upon the exercise of the Warrants; provided that the Warrants are not amended, modified or changed on or after the Subscription Date; (D) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day

immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; or (E) pursuant to the Merger Agreement as in effect on the Subscription Date.

(w) "**Fundamental Transaction**" means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to

allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(x) "**GAAP**" means United States generally accepted accounting principles, consistently applied.

(y) "**Group**" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(z) "**Indebtedness**" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(aa) "**Lead Investor**" means Bio IP Ventures

(bb) "**Liquidation Event**" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(cc) "**Merger**" means a merger by and among the Company, Tacoma Acquisition Corp., a Delaware corporation ("**Tacoma Corp.**") and MabVax Therapeutics, Inc., a Delaware corporation ("**MabVax**"), pursuant to the Merger Agreement.

(dd) "**Merger Agreement**" means that certain Agreement and Plan of Merger dated May 12, 2014 by and among MabVax, Tacoma Corp. and the Company as amended pursuant to that certain Amendment No. 1 to the Agreement and Plan of Merger, dated June 30, 2014, by and among MabVax, the Company and Tacoma Corp. and that certain Amendment No. 2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among MabVax, the Company and Tacoma Corp.

(ee) "**Option Value**" means the value of an Option based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day' immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow, and (v) a 360 day annualization factor.

(ff) "**Options**" means any rights, warrants or options to subscribe for or purchase (i) Common Stock or (ii) Convertible Securities.

(gg) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(hh) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ii) "**Principal Market**" means the Eligible Market on which the shares of the Company's common stock are then traded.

(jj) "**Redemption Dates**" means, collectively, the Change of Control Redemption Date and the date of any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(kk) "**Redemption Notices**" means, collectively, the Change of Control Redemption Notice and the notice delivered with respect to any other redemption price set forth herein, each of the foregoing, individually, a Redemption Notice.

(ll) "**Redemption Prices**" means, collectively, the Change of Control Redemption Price and any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(mm) "**Registration Rights Agreement**" means the registration rights agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(nn) "**Required Holders**" means (i) the Holders of Series B Preferred Shares representing at least a majority of the aggregate Series B Preferred Shares then outstanding and (ii) so long as the Lead Investor or any of its Affiliates holds any Series B Preferred Shares, the Lead Investor.

(oo) "**SEC**" means the Securities and Exchange Commission.

(pp) "**Securities Purchase Agreement**" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(qq) "**Stated Value**" means per Series B Preferred Share the sum of (i) $2.00, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series B Preferred Shares after the Subscription Date and (ii) any Capitalized Dividends with respect to such Series B Preferred Share.

(rr) "**Subject Entity**" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ss) "**Subscription Date**" means May 6, 2014.

(tt) "**Subsidiaries**" means any joint venture or entity in which the Company, directly or indirectly, owns Capital Stock or an equity or similar interest, including any subsidiaries formed or acquired after the Subscription Date.

(uu) "**Successor Entity**" means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the

Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(vv) "**Trading Day**" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ww) "**Transaction Documents**" means this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants.

(xx) "**Weighted Average Price**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any' of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(c)(iii) with the term "Weighted Average Price" being substituted for the term "Conversion Rate." All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(yy) "**Warrants**" means the warrants to purchase Common Stock issued in connection with the Series B Preferred Shares on the Issuance Date.

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "**Series B Preferred Shares**"), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the "**Company**"), indicated below into shares of Common Stock, par value $0.01 per share (the "**Common Stock**"), of the Company, as of the date specified below.

Date of Conversion: ______________________________

Number of Series B Preferred Shares to be converted: ______________

Stock certificate no(s). of Series B Preferred Shares to be converted: _______

Tax ID Number (If applicable): ______________________

Please confirm the following- information: ______________________

Conversion Price: ______________________________

Number of shares of Common Stock to be issued: __________________

Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

Issue to: ______________________________
____

Address: ______________________________

Telephone Number: ______________________

Facsimile Number: ______________________

Electronic mail: ______________________

Authorization: ______________________________

By: ______________________________
Title: ______________________________

Dated: ______________________________

Account Number (if electronic book entry transfer): ____________________

Transaction Code Number (if electronic book entry transfer): ______________

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May 6, 2014 from the Company and acknowledged and agreed to by Computershare.

MABVAX THERAPEUTICS HOLDINGS INC.

By: ________________

Name: ______________

Title: _______________

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
MABVAX THERAPEUTICS HOLDINGS, INC.
(Pursuant to Section 151 of the Delaware General Corporation Law)

MabVax Therapeutics Holdings, Inc. (the "**Company**"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**DGCL**"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the "**Board**") by the Certificate of Incorporation, as amended, of the Company, and pursuant to the provisions of the DGCL, the Board adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences arid relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 200,000 shares of Series C Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue 200,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "**Series C Preferred** Shares"), which shall have the following powers, designations, preferences and other special rights:

(1) Dividends.

(a) Dividends Generally. From and after the first date of issuance of any Series C Preferred Shares (the "**Issuance Date**"), the holders of Series C Preferred Shares (each, a "**Holder**" and collectively, the "**Holders**") shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series C Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 1 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 1 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(2) Liquidation.

(a) Distribution of Assets. After the distributions to any holders of the Company's Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock and any other senior security authorized and issued after the Issuance Date, the Holders shall be entitled, on a *pari passu* basis with the holders of Common Stock and treating for the purpose thereof all of the Series C Preferred Shares as having been converted into Common Stock pursuant to Section 3 (without regard to any limitations on conversion), to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this section. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(b) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any liquidation pursuant to this Section 2 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 2 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(3) Conversion of Series C Preferred Shares. On or after the Issuance Date, Series C Preferred Shares shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Holder's Conversion Right. Subject to the provisions of Section 7, at any time or times on or after the Issuance Date, any Holder shall be entitled to convert any whole number of Series C Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below).

(b) Conversion. Subject to adjustment from time to time pursuant to Section 3(e)(vii), ten (10) shares of Common Stock shall be issuable upon conversion of each Series C Preferred Share pursuant to Section 3(a) (the "Conversion Rate"). No fractional shares of Common Stock are to be issued upon the conversion of any Series C Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(c) Mechanics of Conversion. The conversion of Series C Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series C Preferred Shares into shares of Common Stock on any date (a "**Conversion Date**"), such

Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series C Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "**Conversion Notice**") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 3(c)(vi), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Series C Preferred Shares being converted (or compliance with the procedures set forth in Section B) (the "**Series C Preferred Stock Certificates**").

(ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "**Share Delivery Date**"), (1) provided the Transfer Agent is participating in The Depository Trust Company ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series C Preferred Shares represented by the Series C Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 3(c)(vi), is greater than the number of Series C Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Series C Preferred Stock Certificate(s) (the "**Series C Preferred Stock Delivery Date**") and at its own expense, issue and deliver to such Holder a new Series C Preferred Stock Certificate representing the number of Series C Preferred. Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to such Holder's account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to such Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed arithmetic calculations to such Holder via facsimile or electronic mail within one (1) Business Day of

receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed arithmetic calculation being transmitted to such Holder, then the Company shall within one (1) Business Day after approval of the outside accountant by the Required Holders submit via facsimile or electronic mail the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the accountant to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Company's Failure to Timely Convert.

(A) Cash Damages. If on the Share Delivery Date the Company shall fail to issue and deliver a certificate to a Holder if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit such Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series B Preferred Shares or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (ii) below, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a "**Buy-In.**"), then the Company shall, within three (3) Trading Days after such Holder's request and in such Holder's discretion, either (1) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "**Buy-In Price**"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing

shares of Common Stock upon conversion of the Series C Preferred Shares as required pursuant to the terms hereof.

(B) Void Conversion Notice. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Series C Preferred Shares, then such Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Series C Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 3(c)(iv)(A) or otherwise.

(v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Series C Preferred Shares, the Company shall convert from each Holder electing to have Series C Preferred Shares converted at such time a pro rata amount of such Holder's Series C Preferred Shares submitted for conversion based on the number of Series C Preferred Shares submitted for conversion on such date by such Holder relative to the number of Series C Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series C Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 3(c)(iii).

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series C Preferred Shares in accordance with the terms hereof, such Holder thereof shall not be required to physically surrender the certificate representing the Series C Preferred Shares to the Company unless (A) the full or remaining number of Series C Preferred Shares represented by the certificate are being converted, in which case the applicable Holder shall physically surrender its Series C Preferred Shares to the Company promptly following such exchange in full or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series C Preferred Shares upon physical surrender of any Series C Preferred Shares. Such Holder and the Company shall maintain records showing the number of Series C Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Series C Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Series C Preferred Shares to which the record holder is entitled shall be

controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series C Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series C Preferred Shares unless such Holder first physically surrenders the certificate representing the Series C Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Series C Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series C Preferred Shares, the number of Series C Preferred Shares represented by such certificate may be less than the number of Series C Preferred Shares stated on the face thereof. Each certificate for Series C Preferred Shares shall bear the following legend:

> ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c)(vi) THEREOF. THE NUMBER OF SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SERIES C PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(vii) Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased.

(d) Notices.

(i) Immediately upon any adjustment of the Conversion Rate pursuant to Section 3(c)(vii), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 3(c)(iii).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place provided that such information shall be made known to the public no later than two (2) Business Days following such notice being provided to such Holder.

(4) Redemption by the Company. The Company may not redeem any of the outstanding Series C Preferred Shares.

(5) Other Rights of Holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (such approval not to be unreasonably withheld or delayed), including agreements to deliver to each Holder of Series C Preferred Shares in exchange for such Series C Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to such Holder confirmation that there shall be issued upon conversion of the Series C Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series C Preferred Shares prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series C Preferred Shares), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which such Holder would have been entitled to receive had such Holder converted the Series C Preferred Shares in full (without regard to any limitations on conversion) immediately prior to such Fundamental Transaction (provided, however, to the

extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, if so elected by a Holder on or prior to the occurrence or consummation of such Corporate Event, such Holder will have the right to receive upon surrender of such Holder's Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 1(a) and 5(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion) (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of Series C Preferred Shares.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property

pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series C Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(6) Reservation of Shares.

(a) The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Series C Preferred Shares equal to 110% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to each such Series C Preferred Share as of the Issuance Date. The Company shall, so long as any of the Series C Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Series C Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series C Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares of Common Stock for which the Series C Preferred Shares are at any time convertible (without regard to any limitations or restrictions on conversions) (the "**Required Reserve Amount**"). The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Series C Preferred Shares held by each Holder at the time of issuance of the Series C Preferred Shares or increase in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series C Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series C Preferred Shares (other than pursuant to a transfer of Series C Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series C Preferred Shares, pro rata based on the number of Series C Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Series C Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount, then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Series C Preferred Shares then outstanding.

(7) Limitations on conversion. The Company shall not effect the conversion of any portion of the Series C Preferred Shares, and no holder shall have the right to convert any portion of the Series C Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's Affiliates) would have acquired, through conversion of Series C Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a holder and the other Attribution Parties shall include the number of shares of Common Stock held by such holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series C Preferred Shares with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (a) conversion of the remaining, nonconverted Series C Preferred Shares beneficially owned by such holder or any of the other Attribution Parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series C Preferred Shares) beneficially owned by such holder or any of its other Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this section. For purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock, a holder may acquire upon the conversion of the Series C Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series C Preferred Shares, by such Holder and any of its other Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to

any other holder of Series C Preferred Shares that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series C Preferred Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. Holder providing such written notice and not to any other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7 or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(8) Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder's Series C Preferred Shares would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class.

(9) Vote to Change the Terms of or Issue Series C Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the Holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series C Preferred Shares; (c) whether or not prohibited by the terms of the Series C Preferred Shares, circumvent a right of the Series C Preferred Shares or (d) take any other action or agree to take any action with respect to the Company's Certificate of Incorporation or Bylaws that adversely and materially affects the terms or rights of the holders of the Series C Preferred Shares other than actions in the ordinary course of business; provided, however, that any amendment or change to the certificate of designations setting forth the rights, preferences and privileges of the Series A-1 Convertible Preferred Stock or Series B Convertible Preferred Stock or any amendment, change or filing of a certificate of designations setting forth the rights, preferences and privileges of a new series of preferred stock that is not the Series C Preferred Shares shall not require the consent of the Holders; or (h) amend or waive any provision of the Certificate of Designations with respect to the Series C Preferred Shares. Any

Series C Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

(10) Ranking. The Series C Preferred Shares shall rank *pari passu* with the Common Stock.

(11) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by such Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(12) Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the initial Holders of Series C Preferred Shares and shall not be construed against any Person as the drafter hereof.

(13) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Series C Preferred Stock Certificates representing the Series C Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by such Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Series C Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to reissue preferred stock certificates if such Holder contemporaneously requests the Company to convert such Series C Preferred Shares into Common Stock.

(14) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(15) Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of that certain Securities Purchase Agreement, dated as of May 12, 2014, by and among the Company and the investors referred to therein, as such agreement

further may be amended from time to time as provided in such agreement (provided that if the Series C Preferred Shares are not held by a Buyer (as defined therein) then substituting the words "holder of securities" for the word "Buyer").

(16) Transfer of Series C Preferred Shares. A Holder may assign some or all of the Series C Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

(17) Series C Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series C Preferred Shares, in which the Company shall record the name and address of the Persons in whose name the Series C Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series C Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(18) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series C Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting. Notwithstanding the foregoing, in the event of any conflict between the provisions of the Certificate of Incorporation and this Certificate of Designations, the provisions set forth in this Certificate of Designation shalt control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Company and the Required Holders and any amendment or waiver to this Certificate of Designations made in conformity with the provisions of this Section 18 shall be binding on all Holders.

(19) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within two (2) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(20) Certain Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, none of the Holders shall be considered to be Affiliates of MabVax Therapeutics, Inc.

(b) "**Attribution** Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by such Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with such Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(c) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) "**Capital Stock**" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the tight to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(e) "**Certificate of Designations**" means this Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company.

(f) "**Common Stock**" means (i) the Company's common stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) "**Convertible Securities**" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(h) "**Eligible Market**" means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market, the OTCQX marketplace and the OTCQB marketplace.

(i) "**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

(j) "**Exchange Agreement**" means that certain Exchange Agreement, dated as of the Subscription Date, by and among the Company, Hudson Bay Master Fund Ltd. and Hudson Bay IP Opportunities Master Fund LP, as such agreement further may be amended from time to time as provided in such agreement

(k) "**Fundamental Transaction**" means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding

Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(l) "**GAAP**" means United States generally accepted accounting principles, consistently applied.

(m) "**Group**" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(n) "**Liquidation Event**" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(o) "**Options**" means any rights, warrants or options to subscribe for or purchase (i) Common Stock or (ii) Convertible Securities.

(p) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(q) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(r) "**Principal Market**" means the Eligible Market on which the shares of the Company's common stock are then traded.

(s) "**Required Holders**" means the Holders of Series C Preferred Shares representing at least a majority of the aggregate Series C Preferred Shares then outstanding.

(t) "**SEC**" means the Securities and Exchange Commission.

(u) "**Subject Entity**" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(v) "**Subscription Date**" means September 3, 2014.

(w) "**Subsidiaries**" means any joint venture or entity in which the Company, directly or indirectly, owns Capital Stock or an equity or similar interest, including any subsidiaries formed or acquired after the Subscription Date.

(x) "**Successor Entity**" means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(y) "**Trading Day**" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

* * * * *

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of MabVax Therapeutics Holdings Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "**Series C Preferred Shares**"), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the "**Company**"), indicated below into shares of Common Stock, par value $0.01 per share (the "**Common Stock**"), of the Company, as of the date specified below.

Date of Conversion:____

Number of Series C Preferred Shares to be converted:_____________________

Stock certificate no(s). of Series C Preferred Shares to be converted:____________

Tax ID Number (If applicable): ____________________________________

Please confirm the following information:_______________________________

Conversion Rate:____

Number of shares of Common Stock to be issued:_______________________

Please issue the Common Stock into which the Series C Preferred Shares are being converted in the following name and to the following address:

Issue to:____
____

Address:____

Telephone Number:____

Facsimile Number:____

Electronic mail: ____

Authorization:____

By:____

Title:____

Dated:

Account Number (if electronic book entry transfer):______________________________

Transaction Code Number (if electronic book entry transfer):______________________

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 AM 08/16/2016
FILED 08:20 AM 08/16/2016
SR 20165375319 - File Number 2176001

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE 0% SERIES F CONVERTIBLE PREFERRED STOCK OF MABVAX THERAPEUTICS HOLDINGS, INC.

I, J. David Hansen, hereby certify that I am the President and Chief Executive Officer of MabVax Therapeutics Holdings, Inc. (the "**Company**"), a corporation organized and existing under the Delaware General Corporation Law (the "**DGCL**"), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the "**Board**") by the Company's Certificate of Incorporation, as amended (the "**Certificate of Incorporation**"), the Board on August 9, 2016, adopted the following resolutions creating a series of shares of Preferred Stock designated as 0% Series F Convertible Preferred Stock, none of which shares have been issued, which, following filing of this Certificate of Designations with the Secretary of State of the State of Delaware, this Certificate of Designations shall be effective as of 4:02 pm, EDT time on August 16, 2016:

RESOLVED, that the Board designates the 0% Series F Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES F CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "0% Series F Convertible Preferred Stock" (the "**Preferred Shares**"). The authorized number of Preferred Shares shall be One Million Five Hundred Fifty Nine Thousand Two Hundred Fifty Two (1,559,252) shares. Each Preferred Share shall have $0.01 par value (the "**Par Value**"). Capitalized terms not defined herein shall have the meaning as set forth in Section 23 below.

2. Liquidation. Upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, each holder of Preferred Shares shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefor, a preferential amount in cash equal to (and not more than) the Par Value. All preferential amounts to be paid to the holders of Preferred Shares in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Preferred Shares should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Common Stock but not before the Company's Series D Preferred Stock or Series E Preferred Stock. If upon any such distribution the assets of the Company shall be insufficient to pay the holders of the Preferred Shares (or the holders of any class or series of capital stock ranking on a parity with the Preferred Shares as to distributions in the event of a liquidation, dissolution or winding up of the Company) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full. Any distribution in connection with the liquidation, dissolution or

winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

3. Dividends. In addition to Sections 5(a) and 11 below, from and after the first date of issuance of any Preferred Shares (the "**Initial Issuance Date**"), each holder of a Preferred Share (each, a "**Holder**" and collectively, the "**Holders**") shall be entitled to receive dividends ("**Dividends**") when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

4. Conversion. Each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a) Holder's Conversion Right. Subject to the provisions of Section 4(e), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b) Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 4(a) shall be determined according to the following formula (the "**Conversion Rate**"):

$$\frac{\text{Base Amount}}{\text{Conversion Price}}$$

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Holder's Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable shares of Common Stock on any date (a "**Conversion Date**"), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as **Exhibit I** (the "**Conversion Notice**") to

the Company. If required by Section 4(c)(vi), within five (5) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the "**Preferred Share Certificates**") so converted as aforesaid.

(ii) Company's Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Company's receipt of a Conversion Notice (whether via facsimile or otherwise) (the "**Share Delivery Deadline**"), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted

pursuant to such Holder's Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise and (y) the Company shall pay in cash to such Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the aggregate number of shares of Common Stock not issued to such Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 4(c). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company's share register or credit such Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date

and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder's Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

> ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES F PREFERRED STOCK STATED ON THE FACE

HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 4(e) shall have any effect on the applicability of the provisions of this Section 4(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 4(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 4(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this Section 4(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 4(e) shall apply to a successor holder of Preferred Shares. The holders of Common Stock shall be third party beneficiaries of this Section 4(e) and the Company may not waive this Section 4(e). For any reason at any time, upon the written or oral request of a Holder, the Company shall within two (2) Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will

apply only to such Holder sending such notice and not to any other Holder.

5. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the "**Purchase Rights**"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section 5(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations.

6. Rights Upon Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 5 and 11, which shall continue to be receivable thereafter)) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of the Successor Entity (including its Parent Entity) or other consideration which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

7. Rights Upon Issuance of Other Securities.

(a) Intentionally Omitted.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Sections 5 and 11, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Sections 5 and 11, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights,

phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(d) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest one-hundred thousandth of a cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

8. Authorized Shares.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the Conversion Rate with respect to the Base Amount of each Preferred Share as of the Initial Issuance Date (without taking into account any limitations on the conversion of such Preferred Shares set forth in herein) issuable pursuant to the terms of this Certificate of Designations from the Initial Issuance Date through the second anniversary of the Initial Issuance Date assuming (without taking into account any limitations on the issuance of securities set forth herein). So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares issued as of the Initial Issuance Date, without taking into account any limitations on the issuance of securities set forth herein), provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the "**Required Amount**"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 8(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an "**Authorized Share Failure**"), then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders or conduct a consent solicitation for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon a conversion of any Preferred Share due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorization Failure Shares**"), in lieu of delivering such Authorization Failure Shares to such Holder of such Preferred Shares, the Company shall pay cash in exchange for the cancellation of such Preferred Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith.

9. Voting Rights. Except as otherwise expressly required by law, each Holder shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to the number of votes for its Preferred Shares owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock into which such Preferred Shares held are convertible, but not in excess of the conversion limitations set forth in Section 4(e) herein. Except as otherwise required by law, the Holders of the Preferred Shares shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

10. Intentionally Omitted.

11. Participation. In addition to any adjustments pursuant to Section 7(b), the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and

distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder's right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

12. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Holders of Preferred Shares representing a majority of Preferred Shares outstanding on such date (the "**Required Holders**"), voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) issue any Preferred Shares after the Initial Issuance Date; or (d) without limiting any provision of Section 16, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

13. Intentionally Omitted.

14. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder's right to pursue actual and consequential

damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company's compliance with the terms and conditions of this Certificate of Designations.

16. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (iii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

17. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

18. Notices. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein. Without limiting the generality of the foregoing, the Company shall give

written notice to each Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided, in each case, that such information shall be made known to the public prior to, or simultaneously with, such notice being provided to any Holder.

19. Transfer of Preferred Shares. The Holder may transfer some or all of its Preferred Shares without the consent of the Company.

20. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address and facsimile number of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

21. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

22. Dispute Resolution.

(a) Disputes Over Closing Bid Price, Closing Sale Price, Conversion Price or Fair Market Value.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or such applicable

Holder (as the case may be) shall submit the dispute via facsimile (I) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (II) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, or such fair market value (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder shall select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) <u>Disputes Over Arithmetic Calculation of the Conversion Rate.</u>

(i) In the case of a dispute as to the arithmetic calculation of a Conversion Rate, the Company or such Holder (as the case may be) shall submit the disputed arithmetic calculation via facsimile (i) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to resolve such disputed arithmetic calculation of such Conversion Rate by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or such Holder (as the case may be) of such disputed arithmetic calculation, then such Holder shall select an independent, reputable accountant or accounting firm to perform such disputed arithmetic calculation.

(ii) Such Holder and the Company shall each deliver to such accountant or accounting firm (as the case may be) (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (y) written documentation supporting its position with respect to such disputed arithmetic calculation, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such accountant or accounting firm (as the case may be) (the "**Submission Deadline**") (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the "**Required Documentation**") (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Documentation by the Submission Deadline, then the party who fails to so submit all of the Required Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) with respect to such disputed arithmetic calculation and such accountant or accounting firm (as the case may be) shall perform such disputed arithmetic calculation based solely on the Required Documentation that was delivered to such accountant or accounting firm (as the case may be) prior to the Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such accountant or accounting firm (as the case may be), neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) in connection with such disputed arithmetic calculation of the Conversion Rate (other than the Required Documentation).

(iii) The Company and such Holder shall cause such accountant or accounting firm (as the case may be) to perform such disputed arithmetic calculation and notify the Company and such Holder of the results no later than ten (10) Business Days immediately following the Submission

Deadline. The fees and expenses of such accountant or accounting firm (as the case may be) shall be borne solely by the Company, and such accountant's or accounting firm's (as the case may be) arithmetic calculation shall be final and binding upon all parties absent manifest error.

(c) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 22 constitutes an agreement to arbitrate between the Company and such Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules ("**CPLR**") and that each party shall be entitled to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 22, (ii) the terms of this Certificate of Designations shall serve as the basis for the selected investment bank's resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations, (iii) the terms of this Certificate of Designations shall serve as the basis for the selected accountant's or accounting firm's performance of the applicable arithmetic calculation, (iv) for clarification purposes and without implication that the contrary would otherwise be true, disputes relating to matters described in Section 22(a) shall be governed by Section 22(a) and not by Section 22(b), (v) such Holder (and only such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 22 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 22 and (vi) nothing in this Section 22 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 22(a) or Section 22(b)).

23. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended.

(b) "**Base Amount**" means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof, plus (2) the Unpaid Dividend Amount thereon as of such date of determination.

(c) "**Bloomberg**" means Bloomberg, L.P.

(d) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) **"Closing Bid Price"** and **"Closing Sale Price"** means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) **"Common Stock"** means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(g) **"Conversion Price"** means, with respect to each Preferred Share, as of any Conversion Date or other applicable date of determination, $4.81, subject to adjustment as provided herein.

(h) **"Convertible Securities"** means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i) **"Eligible Market"** means The New York Stock Exchange, the NYSE MKT, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nadsaq Capital Market, the Over-the-Counter Bulletin Board, the OTCQB Marketplace or the OTCQX (or any successor thereto).

(j) **"Fundamental Transaction"** means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person unless immediately following the closing

of such transaction or series of related transactions the Persons holding more than 50% of the Voting Stock of the Company prior to such closing continue to hold more than 50% of the Voting Stock of the Company following such closing, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) assist any other Person in making a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) excluding any equity financing transaction in which shares of Voting Stock are issued, or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(k) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) **"Parent Entity"** of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n) **"Principal Market"** means the The NASDAQ Capital Market

(o) **"SEC"** means the Securities and Exchange Commission or the successor thereto.

(p) **"Stated Value"** shall mean $4.81 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(q) **"Subsidiaries"** means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person.

(r) **"Successor Entity"** means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s) **"Trading Day"** means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The NASDAQ Stock Market (or any successor thereto) is open for trading of securities.

(t) **"Unpaid Dividend Amount"** means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(u) **"Voting Stock"** of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

24. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall simultaneously with any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to each Holder contemporaneously with delivery of such notice, and in the absence of any such indication, each Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series F Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. to be signed by its President and Chief Executive Officer on this 16th day of August, 2016.

By: ______________________

Name: J. David Hansen

Title: President and Chief Executive Officer

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, $0.01 par value per share (the "**Preferred Shares**"), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the "**Company**"), indicated below into shares of common stock, $0.01 par value per share (the "**Common Stock**"), of the Company, as of the date specified below.

Date of Conversion:____

Number of Preferred Shares to be converted:____________________________

Share certificate no(s). of Preferred Shares to be converted:____________________

Tax ID Number (If applicable): ____________________________________

Conversion Price:______________________________________

Number of shares of Common Stock to be issued:__________________________

Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:__________________________________

____

Address: ______________________________

Telephone Number: ________________________

Facsimile Number:____________________________

Holder:__________________________________

By:________________________

Title:_______________________

Dated:_______________________

Account Number (if electronic book entry transfer):__________________________

Transaction Code Number (if electronic book entry transfer):_____________________

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [ ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 201_ from the Company and acknowledged and agreed to by [ ].

MABVAX THERAPEUTICS HOLDINGS, INC.

By:______________________________

Name:

Title:

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 AM 08/16/2016
FILED 08:19 AM 08/16/2016
SR 20165375299 - File Number 2176001

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPO[RATION]
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Corporation is MabVax Therapeutics Holdings, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1988. The date of filing of the Corporation's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was September 8, 2014.

SECOND: The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments ("Certificate of Amendment") to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article IV of the Company's Certificate of Incorporation shall be amended by adding the following section to the end of Article IV, Section A, that reads as follows:

"Upon the filing and effectiveness (the "Effective Time") pursuant to the Delaware General Corporation Law of this amendment to the Corporation's Amended and Restated Certificate of Incorporation, each 7.4 shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the "Reverse Stock Split"); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above."

THIRD: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: Following filing with the Secretary of State of the State of Delaware, this Certificate of Amendment shall be effective as of 4:01 pm, New York City time on August 16, 2016.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by J. David Hansen, its Chief Executive Officer, this 16th day of August, 2016.

MabVax Therapeutics Holdings, Inc.

By: [signature]
Name: J. David Hansen
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:22 PM 03/30/2015
FILED 06:22 PM 03/30/2015
SRV 150438583 - 2176001 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE 0% SERIES E CONVERTIBLE PREFERRED STOCK OF MABVAX THERAPEUTICS HOLDINGS, INC.

I, J. David Hansen, hereby certify that I am the President and Chief Executive Officer of MabVax Therapeutics Holdings, Inc. (the "**Company**"), a corporation organized and existing under the Delaware General Corporation Law (the "**DGCL**"), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the "**Board**") by the Company's Certificate of Incorporation, as amended (the "**Certificate of Incorporation**"), the Board on March 23, 2015, adopted the following resolutions creating a series of shares of Preferred Stock designated as 0% Series E Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board designates the 0% Series E Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES E CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "0% Series E Convertible Preferred Stock" (the "**Preferred Shares**"). The authorized number of Preferred Shares shall be 100,000 shares. Each Preferred Share shall have $0.01 par value (the "**Par Value**"). Capitalized terms not defined herein shall have the meaning as set forth in Section 23 below.

2. Liquidation. Upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, each holder of Preferred Shares shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefor, a preferential amount in cash equal to (and not more than) the Par Value. All preferential amounts to be paid to the holders of Preferred Shares in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Preferred Shares should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Common Stock. If upon any such distribution the assets of the Company shall be insufficient to pay the holders of the Preferred Shares (or the holders of any class or series of capital stock ranking on a parity with the Preferred Shares as to distributions in the event of a liquidation, dissolution or winding up of the Company) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full. Any distribution in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

3. Dividends. In addition to Sections 5(a) and 11 below, from and after the first date of issuance of any Preferred Shares (the "**Initial Issuance Date**"), each holder of a Preferred Share (each, a "**Holder**" and collectively, the "**Holders**") shall be entitled to receive dividends ("**Dividends**") when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

4. Conversion. Each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a) Holder's Conversion Right. Subject to the provisions of Section 4(e), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b) Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 4(a) shall be determined according to the following formula (the "**Conversion Rate**"):

$$\frac{\text{Base Amount}}{\text{Conversion Price}}$$

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Holder's Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable shares of Common Stock on any date (a "**Conversion Date**"), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as **Exhibit I** (the "**Conversion Notice**") to the Company. If required by Section 4(c)(vi), within five (5) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred

Shares (the "**Preferred Share Certificates**") so converted as aforesaid.

(ii) Company's Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Company's receipt of a Conversion Notice (whether via facsimile or otherwise) (the "**Share Delivery Deadline**"), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to the

terms of this Certificate of Designations or otherwise and (y) the Company shall pay in cash to such Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the aggregate number of shares of Common Stock not issued to such Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 4(c). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company's share register or credit such Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to

have Preferred Shares converted on such date a pro rata amount of such Holder's Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

> ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES E PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF

THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 4(e) shall have any effect on the applicability of the provisions of this Section 4(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 4(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 4(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this Section 4(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 4(e) shall apply to a successor holder of Preferred Shares. The holders of Common Stock shall be third party beneficiaries of this Section 4(e) and the Company may not waive this Section 4(e). For any reason at any time, upon the written or oral request of a Holder, the Company shall within two (2) Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations or securities issued pursuant to the Exchange Agreements. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to

the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder.

5. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the "**Purchase Rights**"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section 5(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations.

6. Rights Upon Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 5 and 11, which shall continue to be receivable thereafter)) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of the Successor Entity (including its Parent Entity) or other consideration which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

7. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever for a period beginning on the Initial Issuance Date and ending on the earlier of (i) twenty-four (24) months from the Final Closing Date (as defined in the Subscription Agreement), (ii) the date the Company consummates a financing (excluding proceeds from the sale of the Preferred Shares) in which the Company receives gross proceeds of at least Ten Million Dollars ($10,000,000) and (iii) the date the Company's Common Stock is listed for trading on a national securities exchange (which, for purposes hereof shall mean The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nadsaq Capital Market), the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then, immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(a)), the following shall be applicable

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other

consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect above what it was prior to the original adjustment prior before giving effect to any such increase or decrease.

(iv) Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (including, without limitation, any other Option or Convertible Security), together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the fair market value thereof as determined in good faith by the Company's Board of Directors and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the aggregate fair market value of all such Options and/or Convertible Securities (as applicable) so issued. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration

other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holders of at least 60% of the outstanding Preferred Shares (the "**Required Holders**"). If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Sections 5 and 11, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Sections 5 and 11, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a

Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(d) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest one-hundred thousandth of a cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

8. <u>Authorized Shares</u>.

(a) <u>Reservation</u>. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 125% of the Conversion Rate with respect to the Base Amount of each Preferred Share as of the Initial Issuance Date (assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Subscription Agreement have been issued, such Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of such Preferred Shares set forth in herein) issuable pursuant to the terms of this Certificate of Designations from the Initial Issuance Date through the second anniversary of the Initial Issuance Date assuming (assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Subscription Agreement have been issued and without taking into account any limitations on the issuance of securities set forth herein). So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 125% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares issued or issuable pursuant to the Subscription Agreement assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Subscription Agreement have been issued and without taking into account any limitations on the issuance of securities set forth herein), provided that at no time shall the number of shares of Common Stock so

available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the "**Required Amount**"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 8(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an "**Authorized Share Failure**"), then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders or conduct a consent solicitation for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal. Nothing contained in this Section 8 shall limit any obligations of the Company under any provision of the Subscription Agreement. In the event that the Company is prohibited from issuing shares of Common Stock upon a conversion of any Preferred Share due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorization Failure Shares**"), in lieu of delivering such Authorization Failure Shares to such Holder of such Preferred Shares, the Company shall pay cash in exchange for the cancellation of such Preferred Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorization Failure Shares, any brokerage commissions and other out-

of-pocket expenses, if any, of such Holder incurred in connection therewith.

9. Voting Rights. Except as otherwise expressly required by law, each Holder shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to the number of votes for its Preferred Shares owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Conversion Shares, but not in excess of the conversion limitations set forth in Section 4(e) herein. Except as otherwise required by law, the Holders of the Preferred Shares shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

10. Intentionally Omitted.

11. Participation. In addition to any adjustments pursuant to Section 7(b), the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder's right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

12. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) issue any Preferred Shares other than pursuant to the Subscription Agreement; or (d) without limiting any provision of Section 16, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

13. Intentionally Omitted.

14. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company's compliance with the terms and conditions of this Certificate of Designations.

16. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (iii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve

and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

17. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

18. Notices. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 8(e) of the Subscription Agreement. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided, in each case, that such information shall be made known to the public prior to, or simultaneously with, such notice being provided to any Holder.

19. Transfer of Preferred Shares. The Holder may transfer some or all of its Preferred Shares without the consent of the Company.

20. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address and facsimile number of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

21. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to

the issuance of Preferred Shares may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

22. Dispute Resolution.

(a) Disputes Over Closing Bid Price, Closing Sale Price, Conversion Price, VWAP or Fair Market Value.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or such applicable Holder (as the case may be) shall submit the dispute via facsimile (I) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (II) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder shall select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no

longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Disputes Over Arithmetic Calculation of the Conversion Rate.

(i) In the case of a dispute as to the arithmetic calculation of a Conversion Rate, the Company or such Holder (as the case may be) shall submit the disputed arithmetic calculation via facsimile (i) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to resolve such disputed arithmetic calculation of such Conversion Rate by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or such Holder (as the case may be) of such disputed arithmetic calculation, then such Holder shall select an independent, reputable accountant or accounting firm to perform such disputed arithmetic calculation.

(ii) Such Holder and the Company shall each deliver to such accountant or accounting firm (as the case may be) (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (y) written documentation supporting its position with respect to such disputed arithmetic calculation, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such accountant or accounting firm (as the case may be) (the "**Submission Deadline**") (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the "**Required Documentation**") (it being understood and agreed that if either such

Holder or the Company fails to so deliver all of the Required Documentation by the Submission Deadline, then the party who fails to so submit all of the Required Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) with respect to such disputed arithmetic calculation and such accountant or accounting firm (as the case may be) shall perform such disputed arithmetic calculation based solely on the Required Documentation that was delivered to such accountant or accounting firm (as the case may be) prior to the Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such accountant or accounting firm (as the case may be), neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) in connection with such disputed arithmetic calculation of the Conversion Rate (other than the Required Documentation).

(iii) The Company and such Holder shall cause such accountant or accounting firm (as the case may be) to perform such disputed arithmetic calculation and notify the Company and such Holder of the results no later than ten (10) Business Days immediately following the Submission Deadline. The fees and expenses of such accountant or accounting firm (as the case may be) shall be borne solely by the Company, and such accountant's or accounting firm's (as the case may be) arithmetic calculation shall be final and binding upon all parties absent manifest error.

(c) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 22 constitutes an agreement to arbitrate between the Company and such Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules ("**CPLR**") and that each party shall be entitled to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 22, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (1) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(a), (2) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (3) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (4) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (5) whether a Dilutive Issuance occurred, (iii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank's resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment

bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iv) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected accountant's or accounting firm's performance of the applicable arithmetic calculation, (v) for clarification purposes and without implication that the contrary would otherwise be true, disputes relating to matters described in Section 22(a) shall be governed by Section 22(a) and not by Section 22(b), (vi) such Holder (and only such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 22 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 22 and (vii) nothing in this Section 22 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 22(a) or Section 22(b)).

23. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "**1934 Act**" means the Securities Exchange Act of 1934, as amended.

(b) "**Approved Stock Plan**" means any employee benefit plan which has been approved by the board of directors of the Company on or prior to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(c) "**Base Amount**" means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof, plus (2) the Unpaid Dividend Amount thereon as of such date of determination.

(d) "**Bloomberg**" means Bloomberg, L.P.

(e) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) "**Closing Bid Price**" and "**Closing Sale Price**" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is

listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) "**Common Stock**" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) "**Conversion Price**" means, with respect to each Preferred Share, as of any Conversion Date or other applicable date of determination, $0.75, subject to adjustment as provided herein.

(i) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(j) "**Eligible Market**" means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nadsaq Capital Market, the Over-the-Counter Bulletin Board or the Principal Market (or any successor thereto).

(k) "**Excluded Securities**" means (A) shares of Common Stock or options to purchase Common Stock issued to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan or to bona fide third-party unaffiliated venders in exchange for actual services rendered to the Company or any of its Subsidiaries on market terms and in arms length transactions, provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 7,116,204 shares of Common Stock (as adjusted for stock splits, stock combinations and other similar transactions occurring after the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (B) shares of Common Stock issued upon the conversion or exercise

of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion or exercise price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities are (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase, or which results in an increase in, the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any of the Buyers; (C) the Preferred Shares or warrants issued in connection with the Preferred Shares; (D) the Conversion Shares or the shares of Common Stock issued upon exercise of the warrants issued in connection with the Preferred Shares; or (E) the issuances set forth on Schedule 2(d) of the Subscription Agreement or the SEC Documents (as defined in the Subscription Agreement).

(l) "**Fundamental Transaction**" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person unless immediately following the closing of such transaction or series of related transactions the Persons holding more than 50% of the Voting Stock of the Company prior to such closing continue to hold more than 50% of the Voting Stock of the Company following such closing, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) assist any other Person in making a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) excluding any equity financing transaction in which shares of Voting Stock are issued, or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act

and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(m) "**Options**" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(n) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(p) "**Principal Market**" means the OTCQB.

(q) "**SEC**" means the Securities and Exchange Commission or the successor thereto.

(r) "**Stated Value**" shall mean $75.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(s) "**Subscription Agreement**" means that certain subscription agreement by and among the Company and the initial holders of Preferred Shares, dated as of the Initial Issuance Date, as may be amended from time in accordance with the terms thereof.

(t) "**Subsidiaries**" shall have the meaning as set forth in the Subscription Agreement.

(u) "**Successor Entity**" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v) "**Trading Day**" means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from

trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(w) "**Transaction Documents**" means the Subscription Agreement, this Certificate of Designations, the Warrant, the Registration Rights Agreement, the Escrow Agreement (as such terms are defined and described in the Subscription Agreement) and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Subscription Agreement, all as may be amended from time to time in accordance with the terms thereof.

(x) "**Unpaid Dividend Amount**" means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(y) "**Voting Stock**" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(z) "**VWAP**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "HP" function set to "weighted average" or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

24. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall simultaneously with any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to each Holder contemporaneously with delivery of such notice, and in the absence of any such indication, each Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 24 shall limit any obligations of the Company, or any rights of any Holder, under the Subscription Agreement.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series E Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. to be signed by its President and Chief Executive Officer on this 30th day of March, 2015.

By: /s/ J. David Hansen
Name: J. David Hansen
Title: President and Chief Executive Officer

EXHIBIT I

MABVAX THERAPEUTICS HOLDINGS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of MabVax Therapeutics Holdings, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, $0.01 par value per share (the "**Preferred Shares**"), of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the "**Company**"), indicated below into shares of common stock, $0.01 par value per share (the "**Common Stock**"), of the Company, as of the date specified below.

Date of Conversion:______________________________

Number of Preferred Shares to be converted:______________________________

Share certificate no(s). of Preferred Shares to be converted:______________________________

Tax ID Number (If applicable): ______________________________

Conversion Price:______________________________

Number of shares of Common Stock to be issued:______________________________

Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:______________________________

____

Address: ______________________________

Telephone Number: ______________________________

Facsimile Number:______________________________

Holder:______________________________

By:______________________________

Title:______________________________

Dated:______________________________

Account Number (if electronic book entry transfer):______________________________

Transaction Code Number (if electronic book entry transfer):______________________________

40372091v.8

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [   ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated _________, 2015 from the Company and acknowledged and agreed to by [   ].

MABVAX THERAPEUTICS HOLDINGS, INC.

By:___________________________

Name:

Title:

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:49 PM 03/25/2015
FILED 02:49 PM 03/25/2015
SRV 150409407 - 2176001 FILE

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK

The undersigned, Chief Executive Officer of MABVAX THERAPEUTICS HOLDINGS, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation on March 23, 2015;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation's Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue One Million (1,000,000) shares of Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock").

Section 2. Stated Value. Each share of Series D Preferred Stock shall have a stated value of $0.01 per share (as subject to adjustment in the case of any stock splits, stock combination or similar recapitalization affecting the Series D Preferred Stock as set forth herein) (the "Stated Value").

Section 3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series D Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value. All preferential amounts to be paid to the holders of Series D Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series D Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series D Preferred Stock (or the holders of any class or series of capital stock ranking

on a parity with the Series D Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4. Voting. Except as otherwise expressly required by law, each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series D Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series D Preferred Stock are convertible into at such time, but not in excess of the conversion limitations set forth in Section 5 herein.

Section 5. Conversion.

(a) *Conversion Right.* Each holder of Series D Preferred Stock may, from time to time, convert any or all of such holder's shares of Series D Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to such number of shares which is equal to one hundred (100) for each one (1) share of Series D Preferred Stock surrendered.

(b) *Conversion Procedure.* In order to exercise the conversion privilege under this Section 5, the holder of any shares of Series D Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series D Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice (the "Conversion Notice", and such date of delivery of the Conversion Notice to the Corporation, the "Conversion Notice Delivery Date"). Within three (3) business days following the Conversion Notice Delivery Date, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 5 (the "Share Delivery Date"). In case of conversion under this Section 5 of only a part of the shares of Series D Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series D Preferred Stock which have not been converted, upon receipt of the original certificate or certificates representing shares of Series D Preferred Stock so converted. Until such time as the certificate or certificates representing shares of Series D Preferred Stock which have been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such shares of Series D Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series D Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series D Preferred Stock have been converted. The Corporation shall pay

all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

(c) *Maximum Conversion.*

(i) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of shares of Series D Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to <u>such</u> conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the "4.99% Beneficial Ownership Limitation").

(ii) By written notice to the Corporation, any holder of Series D Preferred Stock may increase or decrease the 4.99% Beneficial Ownership Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to such holder of Series D Preferred Stock sending such notice and not to any other holder of Series D Preferred Stock.

(iii) For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder of Series D Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a holder of Series D Preferred Stock, the Corporation shall within one (1) business day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series D Preferred Stock, held by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Corporation's Common Stock within sixty (60) days' of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(d) *Buy-In.* If, by the Share Delivery Date, the Corporation fails for any reason to deliver the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, as set forth in the Conversion Notice, and after such Share Delivery Date, the converting holder purchases, in an arm's length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the converting holder (the "Sold Shares"), which delivery such converting holder anticipated to make using the shares to be issued upon such conversion (a "Buy-In"), the converting holder shall have the right to require the Corporation to pay to the converting holder the Buy-In Adjustment Amount. The Corporation shall pay the Buy-In Adjustment Amount to the converting holder in immediately available funds immediately upon demand by the converting holder. For purposes of this Certificate of Designation, the term "Buy-In Adjustment Amount" means the amount equal to the excess, if any, of (i) the converting holder's total purchase price (including brokerage commissions, if any) for the Covering Shares associated with a Buy-In, over (ii) the net proceeds (after brokerage commissions, if any) received by the converting holder from the sale of the Sold Shares. By way of illustration and not in limitation of the foregoing, if the converting holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In, with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Corporation will be required to pay to the converting holder will be $1,000.

Section 6. Other Provisions.

(a) *Reservation of Common Stock.* The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series D Preferred Stock from time to time outstanding.

(b) *Record Holders.* The Corporation and its transfer agent, if any, for the Series D Preferred Stock may deem and treat the record holder of any shares of Series D Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7. Restriction and Limitations. Except as expressly provided herein or as required by law so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series D Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series D Preferred Stock.

Section 8. Certain Adjustments.

(a) *Stock Dividends and Stock Splits.* If the Corporation, at any time while the Series D Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the conversion of the Series D Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger

number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series D Preferred Stock shall receive such consideration as if such number of shares of Series D Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 9. Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series D Preferred Stock. For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series D Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series D Preferred Stock or otherwise.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 25th day of March 2015.

By: ______________________
Name: J. David Hansen
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 09/08/2014
FILED 02:20 PM 09/08/2014
SRV 141152331 - 2176001 FILE

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MABVAX THERAPEUTICS HOLDINGS, INC.

(Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware)

The undersigned, J. David Hansen, hereby certifies that:

1. He is the duly elected Chief Executive Officer of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the "Corporation").

2. That the name of this corporation is MabVax Therapeutics Holdings, Inc., the Corporation was originally incorporated pursuant to the General Corporation Law on October 20, 1988 under the name Terrapin Diagnostics, Inc. and its Certificate of Incorporation was last amended and restated on September 8, 2014.

3. This Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of Delaware and amends the Amended and Restated Certificate of Incorporation.

4. A new paragraph is hereby inserted at the end of Section A of Article IV to read as follows:

"Upon the effectiveness of the certificate of amendment to the amended and restated certificate of incorporation containing this sentence, each eight (8) shares of the Common Stock issued and outstanding as of the date and time immediately preceding 4:01 p.m., Eastern Time, September 8, 2014, the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock will be entitled to receive cash for such holder's fractional share equal to the product of such fraction multiplied by the average of the last reported bid and ask prices of MabVax Therapeutics Holdings, Inc.'s common stock at 4:00 p.m., Eastern Time, end of regular trading hours on OTCQB marketplace during the ten (10) consecutive trading days ending on the last trading day prior to the filing date of this Amended and Restated Certificate of Incorporation."

[*signature page follows*]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by J. David Hansen, its duly authorized Chief Executive Officer, this 8th day of September, 2014.

MABVAX THERAPEUTICS HOLDINGS, INC.,
a Delaware corporation

By: /s/ J. David Hansen

J. David Hansen

Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 09/08/2014
FILED 02:15 PM 09/08/2014
SRV 141152324 - 2176001 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TELIK, INC.

TELIK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

FIRST: The original name of this Company is Terrapin Diagnostics, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on October 20, 1988.

SECOND: The Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as **EXHIBIT A**, has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

THIRD: The Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as **EXHIBIT A**, has been duly adopted in accordance with the provisions of Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation, as so amended, by written consent.

FOURTH: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in **EXHIBIT A** attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by the President, Chief Executive Officer and Chairman and the Secretary this 8th day of September, 2014.

TELIK, INC.

By: /s/ J. David Hansen
J. David Hansen, President, Chief Executive Officer and Chairman

Attest:

By: /s/ Gregory P. Hanson
Gregory P. Hanson, Secretary

EXHIBIT A

I.

The name of this corporation is MabVax Therapeutics Holdings, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, DE 19808, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred sixty-five million (165,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Fifteen million (15,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series of Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

2. Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors.

A. Neither the Board of Directors nor any individual director may be removed without cause.

B. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

4. Vacancies.

A. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

B. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

C.

1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66- $^{2}/_{3}$ %) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66– $^{2}/_{3}$ %) of the voting power of all of the then — outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.